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                                                                     EXHIBIT 4.3


                      NASTECH PHARMACEUTICAL COMPANY INC.
                        INCENTIVE STOCK OPTION AGREEMENT


                                    [ Date ]


[Optionee Name and Address]

Dear [ Optionee ]:

         We are pleased to inform you that by the determination of the Compensation Committee of the Board of Directors of Nastech Pharmaceutical
Company, Inc. (the "Company"), an option to purchase [      ] shares of the
Common Stock, par value $.006 per share, of the Company (the "Common Stock"),
at an exercise price of $[     ] per share, has been granted to you on the date
indicated above.

1.       Acceptance of Option Agreement

         Your execution of this Option Agreement indicates your acceptance of and your willingness to be bound by its terms. It imposes no obligation upon you to purchase any of the shares subject to your option. Your obligation to purchase shares arises only upon your exercise of the option in the manner set forth in paragraph 3 hereof.

2.       Time of Exercise

         The option granted to you hereunder may be exercised, on a cumulative
basis with respect to [     ] shares which shall be immediately vested and, to
the extent of [      ]shares every six (6) months, from the date of grant until the expiration of the option; provided, however, that this option may not be exercised as to less than 1,000 shares at any one time. This option expires on
[           ] whether or not it has been duly exercised, unless sooner terminated as provided in paragraphs 6, 7 and 8 hereof.

3.       Method of Exercise

         This option shall be exercisable by a written notice signed by you and delivered to the Company at its principal executive offices, attention of the President of the Company, signifying your election to exercise the option, and accompanied by cash or a certified check to the order of the Company for the full purchase price of the shares being purchased. The notice, which must be substantially in the form annexed hereto as Appendix "A", must state the number of shares of Common Stock as to which your option is being exercised and must contain, unless indicated to the contrary by the Company, a representation and acknowledgment by you (in a form acceptable to the Company) that, among other things, such shares are being acquired by you for investment and not with a view to their distribution or resale, that the shares are not registered under the Securities
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Act of 1933, as amended, that the Company is not obligated to register the shares, that the shares may have to be held indefinitely unless an exemption from the registration requirements is available and that the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel to the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

         If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of the option, the submission to the Company of appropriate proof of the right of such person or persons to exercise the option.

4.       Issuance of Certificates Upon Exercise of Option

         Certificates representing the shares of the Common Stock for which payment is made upon exercise of this option shall be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company's Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a stockholder with respect to the shares subject to this option.

5.       Nature of Shares Issuable Upon Exercise of Option

         In the event the Company chooses not to register the shares underlying the options, the shares of Common Stock issuable upon exercise of this option will be unregistered and must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration, such as embodied in Rule 144, is available. Rule 144 under the Securities Act of 1933 permits, upon compliance with certain conditions, sales in limited amounts of shares of publicly held companies which are current in the filing of various required reports with the Securities and Exchange Commission, which shares have been beneficially owned and fully paid for at least two years. The Company has not covenanted to file a registration statement under the Securities Act of 1933 covering the shares issuable upon exercise of this option nor to take such action as may be necessary to permit sales under Rule 144. You are advised to inquire of the appropriate officer of the Company at any time that you may wish to sell any shares obtained from the exercise of this option.
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6.       Termination of Employment

         If your employment with the Company (or a subsidiary thereof) is terminated for any reason other than by death, disability or retirement at age 65, you may exercise this option within three months of the date of termination to the extent this option was exercisable on the date of termination; provided,
however, that such exercise must occur not later than [           ].

7.       Retirement or Disability

         If your employment with the Company (or a subsidiary thereof) is terminated by reason of your disability or retirement at age 65, you may exercise this option within three months from the date of termination due to retirement or within one year from the date of termination due to disability to the extent this option was exercisable on the date of termination; provided,
however, that such exercise must occur not later than [            ].

8.       Death

         If you die while employed by the Company (or a subsidiary thereof), or die within three months after termination of your employment due to retirement at age 65, this option may be exercised by the person or persons to whom your rights under the option are transferred by will or by the laws of descent and distribution within three months from the date of your death to the extent this option was exercisable on the date of your death, but in no event later than [ ].

9.       Non-Transferability of Option

         This option shall not be transferable or assignable except by will or the laws of descent and distribution, and may be exercised during your lifetime only by you.

10.      Adjustments Upon Certain Changes In Capitalization

         If at any time after the date of grant of this option, the Company shall, by stock dividend, stock split, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common Stock into a different number, kind or class of shares or other securities or property, then the number of shares covered by this option and the price of each share shall be proportionately adjusted for any such change by the Board of Directors, whose determination shall be final, binding and conclusive. In the event of a liquidation of the Company, or a merger, acquisition, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options granted hereby shall be deemed canceled unless the surviving corporation in any such merger, reorganization or consolidation elects to assume the option granted hereby or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if the option
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granted hereby would otherwise be canceled in accordance with the foregoing, you shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, acquisition, merger or consolidation, to exercise this option in whole or in part, such exercise to be effective only upon such liquidation, or the closing of such acquisition, merger or consolidation. Any fraction of a share resulting from the foregoing adjustments shall be eliminated and the price per share of the remaining shares subject to this option adjusted accordingly.

                                  NASTECH PHARMACEUTICAL COMPANY, INC.



                                  By:
                                     -------------------------------

AGREED TO AND ACCEPTED
this      day of     , 1997
     ----        ----


--------------------------
  [Name of Optionee]
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                                  APPENDIX "A"
                   FORM OF NOTICE OF EXERCISE OF STOCK OPTION


                         [Name and Address of Optionee]



                                    [ Date ]


Nastech Pharmaceutical Company, Inc.
45 Davids Drive
Hauppauge, NY 11788


                          Re:  Exercise Of Stock Option

Gentlemen:

         In accordance with the terms of the Incentive Stock Option Agreement between Nastech Pharmaceutical Company, Inc. (the "Company") and the undersigned dated ______________, I hereby elect to exercise said option to purchase ____________ shares at the purchase price of $____________ per share. In connection therewith, enclosed please find a certified check payable to the order of the Company in the amount of $____________.

         In connection with my exercise of this stock option, I hereby represent the following:

         1. The undersigned is acquiring the shares solely for his own account, for investment and not with a view to the sale or other disposition of all or any part thereof or any interest therein.

         2. The undersigned does not contemplate being required to dispose of any portion of the stock to satisfy any existing or expected undertaking or indebtedness. The undersigned is able to bear the risk of losing part or all of his investment in the Company, and the risk of being unable to sell or transfer the stock.

         3. The undersigned understands that the shares to be issued have not been registered under the Securities Act of 1933 ("the Act"), must be held by him indefinitely, and may not be sold or disposed of (i) unless a registration statement covering those
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shares becomes effective under the Act, or (ii) unless some exemption from registration requirements becomes available.

         4. The undersigned understands that the Company is not under any obligation to register the shares under the Act or to comply with the requirements for any exemption which might otherwise be available, or to supply the undersigned with any information necessary to enable the undersigned to make routine sales of the stock under Rule 144, or under any other Rule or Regulation of the Securities and Exchange Commission.

         5. The undersigned acknowledges that the securities to be acquired hereby will carry a restrictive legend indicating that the shares were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel to the Company is satisfied that the circumstances of the proposed transfer do not require such registration.



                                                   /s/
                                                   -------------------------
                                                   [ Name of Optionee]
                                                   [ S.S. or Tax I.D. No.]